UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 14, 2003

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State Or Other Jurisdiction Of Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)
14000 SAN BERNARDINO AVENUE
FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Registrant dated April 14, 2003

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ITEM 9.	REGULATION FD DISCLOSURE

The following information is provided pursuant to Item 12 of Form 8-K and is being furnished under Item 9 in accordance with the interim guidance of the Commission.

In its press release dated April 14, 2003, the Registrant used a non-GAAP financial measure in the form of EBITDA.

EBITDA, as adjusted represents income (loss) before income taxes, gain/loss on sale of fixed assets, plus net interest expenses, depreciation and amortization. EBITDA as adjusted is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA, as adjusted is included because we believe that investors find it a useful tool for measuring our ability to service our debt. EBITDA, as adjusted is not necessarily comparable to similarly titled measures reported by other companies.

EBITDA is reconciled to cash flows provided by operating activities, the most comparable measure under generally accepted accounting principles, as follows:

	3 Months Ended March 31 (Dollars in thousands)
	2003	2002
Net cash provided by (used in) operating activities	$(1,726)	$15,112
Interest expense net	3,408	3,534
Provision for income taxes	3,532	925
Changes in other operating assets and liabilities	14,179	(5,058)
Other net	(56)	865

EBITDA	$19,337	$13,648

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 14, 2003

CALIFORNIA STEEL INDUSTRIES, INC.

By:	/s/ VICENTE B. WRIGHT
Vicente B. Wright President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Registrant dated April 14, 2003

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